Exhibit 99.1

For More Information, Contact:	For Immediate Release

Media Contact:

Eileen Stanley Conway

(415) 252-4035

estanley@macromedia.com

Investor Relations:

Michael Look

(415) 832-5995

mlook@macromedia.com

MACROMEDIA REPORTS FIRST QUARTER

FISCAL YEAR 2005 RESULTS

Revenues up 25% and net income more than doubles year-over-year

Macromedia, Inc. (Nasdaq: MACR) Summary Financial Results (in millions, except per share data)	Three Months Ended June 30,

	2004	2003
Net Revenues	$103.6	$83.1
Net income per diluted share - GAAP	$0.19	$0.10
Net income per diluted share – pro forma	$0.20	$0.11

San Francisco - July 28, 2004 - Macromedia (Nasdaq: MACR) today reported financial results for its fiscal first quarter ended June 30, 2004. Net revenues for the quarter were $103.6 million, a 25 percent increase compared to the $83.1 million reported for the same period last year.

Net income for the three months ended June 30, 2004 was $13.9 million, or $0.19 per diluted share, compared to $6.7 million, or $0.10 per diluted share, for the same quarter a year ago. Pro forma net income for the three months ended June 30, 2004 was $14.7 million, or $0.20 per diluted share, compared to $7.1 million, or $0.11 per diluted share, for the same quarter a year ago.

“This was a good solid quarter, made so by our continuing leadership in web design and our terrific growth in mobile and business solutions,” said Rob Burgess, chairman and CEO, Macromedia. “The internet is changing yet again as non-PC devices like phones, TV’s and other interesting machines play an increasingly important role in the networked world. Macromedia is well positioned and totally excited to help enable these experiences to be the best they can possibly be. We are looking forward to lighting up the new digital world.”

Business Outlook - Second Quarter Fiscal Year 2005

For the quarter ending September 30, 2004, Macromedia expects net revenues to be in the range of $103 to $108 million, with pro forma gross margins in the 91 to 93 percent range, and a pro forma operating profit margin between 16 and 18 percent. These forward looking statements are subject to risks and uncertainties discussed below and actual results may differ materially.

Pro Forma Results

Macromedia’s pro forma results for the three months ended June 30, 2004 and 2003, differ from corresponding results reported under Generally Accepted Accounting Principles (“GAAP”) in the U.S. due to adjustments for the following items reported in its consolidated results from operations:

Non-cash charges for:

•	The amortization of acquired developed technology and intangible assets.

Cash gains:

•	Cash gains realized on an equity investment which had no carrying value due to write-downs recorded in a prior period.

Pro forma results for the three months ended June 30, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates. See the attached reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s first quarter of fiscal year 2005 financial results will be discussed in a Macromedia Breeze presentation available at http://www.macromedia.com/MACR/. In addition, a teleconference is scheduled to begin at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, July 28, 2004. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

ABOUT MACROMEDIA

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling, and memorable experiences - on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note About Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, the impact of competition, risks associated with integration of acquired products and technologies, the risk of adequately evolving our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, new regulations and other government actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets (including, but not limited to, foreign policies, market instability, and regulations in the applicable foreign countries), the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the operating results, the Company’s dependence on distributors, the risk of product returns, the risks associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock, and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

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Copyright 2004 Macromedia, Inc. All rights reserved. Macromedia and the Macromedia logo are trademarks or registered trademarks of Macromedia, Inc., which may be registered in the United States and internationally. Other product or service names mentioned herein are the trademarks of their respective owners.

MACROMEDIA, INC.

Condensed Consolidated Statements of Income

Impact of Pro Forma Adjustments on Reported Net Income

(In thousands, except percentages and per share data)

(unaudited)

	Three Months Ended June 30, 2004				Three Months Ended June 30, 2003
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$103,554	$—		$103,554	$83,064	$—		$83,064
Cost of revenues:
Cost of net revenues	7,470	—		7,470	7,189	—		7,189
Amortization of acquired developed technology	744	(744)		—	319	(319)		—

Total cost of revenues	8,214	(744)		7,470	7,508	(319)		7,189

Gross profit	95,340	744		96,084	75,556	319		75,875

Operating expenses:
Sales and marketing	44,008	—		44,008	34,676	—		34,676
Research and development	23,615	—		23,615	23,300	—		23,300
General and administrative	11,119	—		11,119	9,702	—		9,702
Amortization of intangible assets	241	(241)		—	247	(247)		—

Total operating expenses	78,983	(241)		78,742	67,925	(247)		67,678

Operating income	16,357	985		17,342	7,631	566		8,197

Other income (expense):
Interest income, net	941	—		941	891	—		891
Gain on investments	—	—		—	65	(65	) (A)	—
Other, net	37	—		37	(174)	—		(174)

Total other income	978	—		978	782	(65)		717

Income before income taxes	17,335	985		18,320	8,413	501		8,914
Provision for income taxes	(3,418)	(246	) (B)	(3,664)	(1,683)	(99	) (B)	(1,782)

Net income	$13,917	$739		$14,656	$6,730	$402		$7,132

Net income per common share:
Basic	$0.20				$0.11
Diluted	$0.19			$0.20	$0.10			$0.11
Weighted average common shares outstanding used in net income per common share calculation:
Basic	68,830				61,670
Diluted	74,180			74,180	65,480			65,480

Gross Margin
Gross profit as a percentage of net revenues	92%			93%	91%			91%

Selected operating expenses as a percentage of net revenues:
Sales and marketing	42%			42%	42%			42%
Research and development	23%			23%	28%			28%
General and administrative	11%			11%	12%			12%

Operating Margin:
Operating income as a percentage of net revenues	16%			17%	9%			10%

Reclassifications

Historical amounts have been reclassified to reflect amortization of acquired developed technology as a component of cost of revenues.

Macromedia’s pro forma results for the three months ended June 30, 2004 and 2003 differ from results reported under Generally Accepted Accounting Principles in the U.S. due to adjustments for the amortization of acquired developed technology and intangible assets and the following items reported in its unaudited Condensed Consolidated Statements of Income:

(A)	A cash gain realized on an equity investment which had no carrying value due to write-downs recorded in a prior period.
(B)	Pro forma results for the three months ended June 30, 2004 and 2003 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	June 30, 2004	March 31, 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$268,397	$282,691
Accounts receivable, net	46,099	38,210
Restricted cash	8,019	16,363
Prepaid expenses and other current assets	17,614	15,581

Total current assets	340,129	352,845
Property and equipment, net	82,704	45,512
Goodwill and other intangible assets, net	249,747	250,789
Restricted cash, non-current	7,022	7,022
Deferred income taxes, non-current	16,521	16,062
Other assets	8,462	9,658

Total assets	$704,585	$681,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,764	$5,311
Accrued liabilities and income taxes payable	63,064	70,623
Accrued restructuring	6,360	6,934
Deferred revenues	36,559	32,215

Total current liabilities	111,747	115,083

Accrued restructuring, non-current	10,175	11,657

Deferred revenues, non-current	5,662	5,173

Other liabilities, non-current	4,986	5,024

Total liabilities	132,570	136,937

Total stockholders’ equity	572,015	544,951

Total liabilities and stockholders’ equity	$704,585	$681,888

Selected Financial Data

(unaudited)

	Three Months Ended June 30,
	2004	2003
	(In millions)
Selected Cash Flow Information:
Depreciation and amortization	$3.6	$4.4
Amortization of acquired developed technology and other intangible assets	$1.0	$0.6
Purchase of property and equipment	$(38.1)	$(1.4)
Proceeds from exercise of stock options	$13.8	$16.8

Earnings before interest, taxes, depreciation and amortization:
Net income	$13.9	$6.7
Interest income	(0.9)	(0.9)
Tax expense	3.4	1.7
Depreciation and amortization	3.6	4.4
Amortization of acquired developed technology and other intangible assets	1.0	0.6

EBITDA	$21.0	$12.5

	Three Months Ended June 30,		% Change
	2004	2003
	(In millions, except percentages)
Net Revenues by Geography:
North America	$57.6	$46.2	25%

% of total net revenues	56%	56%
Europe	25.3	19.0	33%
Asia Pacific and Other	20.7	17.9	15%

International	46.0	36.9	25%

% of total net revenues	44%	44%

Net Revenues	$103.6	$83.1	25%

	Three Months Ended June 30,
	2004		2003		% Change
	$	%	$	%
	(In millions, except percentages)
Net Revenues by Market:
Designer and Developer	$85.0	82%	$72.1	87%	18%
Business User	10.8	10%	2.9	3%	280%
Consumer	6.5	6%	6.4	8%	2%
Other	1.3	2%	1.7	2%	(31%)

Net Revenues	$103.6	100%	$83.1	100%	25%